Exhibit 99.2

Certain Remarks of Fred B. Parks

Urologix, Inc. Teleconference

August 22, 2007

•	During last quarter and particularly in the final month of the quarter, orders from direct accounts continued to deteriorate or slide into subsequent quarters.

•	There has been little shift in the composition of our sales team and the shortfall to forecast no longer has a geographic bias, i.e. East versus West.

Certain Remarks of Elissa J. Lindsoe

Urologix, Inc. Teleconference

August 22, 2007

•

As Fred mentioned before, we recently reduced our workforce by approximately 7% and recorded $157,000 in separation expenses (of which $121,000 hit operating expense and the balance was charged to cost of goods sold).

•	During our fourth quarter of FY2007, we developed 43 new accounts with 91% of these originating within our mobile service business.